EXHIBIT 23.0



                CONSENT OF INDEPENDENT ACCOUNTANTS
                ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 033-54391) of the Fisher-Price, Inc. Matching Savings Plan, as amended, of our report dated July 25, 1997 appearing on page 1 of this Form 11-K.



/s/ Price Waterhouse LLP
------------------------

Buffalo, New York
September 25, 1997

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